                                                             Exhibit (k) (3) (i)

                   AGREEMENT OF AMENDMENT No. 2 AND ASSIGNMENT

                                                     Dated as of August 20, 2010

            Reference is made to that certain Revolving Credit and Security Agreement dated as of August 24, 2009 (as from time to time amended, supplemented, waived or modified, the "Credit Agreement") among Invesco Van Kampen Senior Loan Fund (the "Borrower"), CIESCO, LLC (the "Conduit Lender"), Citibank, N.A. (the "Secondary Lender"), State Street Bank and Trust Company (the "Direct Lender") and Citicorp North America, Inc., as program agent (the "Program Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

            The parties hereto agree that, effective as of the date hereof, the definition of "Applicable Margin" set forth in Section 1.01 of the Credit Agreement shall be amended by replacing it in its entirety with the following:

            ""Applicable Margin" means 3.25% per annum, provided, however, that during the continuance of any Event of Default the "Applicable Margin" shall mean 4.50% per annum."

            The parties hereto agree that, effective as of the date hereof, the definition of "Class B Loan Asset" set forth in Section 1.01 of the Credit Agreement shall be amended by replacing it in its entirety with the following:

            ""Class B Loan Asset" means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) is not a Distressed Loan Asset, and (iii) has an Asset Value which is less than ninety percent (90%) of its par value but greater than or equal to thirty-seven and one-half percent (37.5%) of its par value as of such date of determination."

            The parties hereto agree that, effective as of the date hereof, the definition of "CP Rate" set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the percentage "6.00%" set forth in the last proviso thereof with the percentage "4.50%".

            The parties hereto agree that, effective as of the date hereof, clause (i) of the definition of "Direct Lender Alternate Base Rate" set forth in
Section 1.01 of the Credit Agreement shall be amended by replacing the percentage "6.00%" set forth in the proviso thereof with the percentage "4.50%".

            The parties hereto agree that, effective as of the date hereof, the definition of "Direct Lender Applicable Margin" set forth in Section 1.01 of the Credit Agreement shall be amended by replacing it in its entirety with the following:

            ""Direct Lender Applicable Margin" means 3.25% per annum, provided, however, that during the continuance of any Event of Default the "Direct Lender Applicable Margin" shall mean 4.50% per annum."

            The parties hereto agree that, effective as of the date hereof, clause (i) of the definition of "Direct Lender Rate" set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the percentage "6.00%" set forth in the proviso thereof with the percentage "4.50%".

            The parties hereto agree that, effective as of the date hereof, the definition of "Distressed Loan Asset" set forth in Section 1.01 of the Credit Agreement shall be amended by (i) deleting the word "or" set forth immediately prior to clause (vi) thereof, and (ii) adding the following in its entirety at the end of clause (vi) thereof:

            ", or (vii) which has an Asset Value which is less than thirty-seven and one-half percent (37.5%) of its par value."

            The parties hereto agree that, effective as of the date hereof, clause (iv) of the definition of "Eligible Loan Asset" set forth in Section 1.01 of the Credit Agreement shall be amended by inserting the words "first lien" immediately prior to the words "senior secured credit facility" set forth therein.

            The parties hereto agree that, effective as of the date hereof, the definition of "Stated Expiration Date" set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date "August 20, 2010" set forth therein with the date "August 18, 2011".

            The parties hereto agree that, effective as of the date hereof,
Schedule III to the Credit Agreement shall amended by replacing it in its entirety with Annex A attached hereto.

            The parties hereto agree that, effective as of the date hereof, Citicorp North America, Inc. (the "Assignor") hereby absolutely and unconditionally assigns, without recourse, to Citibank, N.A. (the "Assignee"), and the Assignee hereby assumes, without recourse to or representation of any kind from Assignor, all of the Assignor's rights and obligations in, to and under the Credit Agreement and under the other Program Documents, and each of the Lenders, the Secondary Lenders and the Direct Lenders hereby appoints the Assignee as Program Agent under the Credit Agreement and the other Program Documents on the terms and conditions set forth in Article VIII of the Credit Agreement. Effective as of the date hereof, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and the other Program Documents and have the rights and obligations of the Program Agent thereunder, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and the other Program Documents, except than any such rights or obligations which are specifically designated to survive the termination of such Agreement shall survive and remain the ongoing obligations of the Assignor in accordance with the terms thereof.

            The parties hereto agree that, effective as of the date hereof, (i) each reference to "Citicorp North America, Inc." set forth in the Credit Agreement and the other Program Documents shall be a reference to "Citibank, N.A.", and (ii) each reference to the "Program Agent" set forth in the Credit Agreement and the other Program Documents shall be deemed to refer to Citibank, N.A., as program agent for the Secured Parties.

            The parties hereto agree that, effective as of the date hereof,
Section 9.02 of the Credit Agreement shall be amended by replacing the information set forth therein under each of the headings "If to the Conduit Lender" and "If to the Program Agent" with the following, as applicable:

            "If to the Conduit Lender:   CIESCO, LLC
                                         c/o Citibank, N.A.
                                         388 Greenwich Street, 19th Floor
                                         New York, New York 10013
                                         Attention:  Portfolio Management
                                         Telephone No.:  (212) 816-0002
                                         Facsimile No.:  (212) 816-0270

            If to the Program Agent:     Citibank, N.A.
                                         388 Greenwich Street, 19th Floor
                                         New York, New York 10013
                                         Attention:  Portfolio Management
                                         Telephone No.:  (212) 816-0002
                                         Facsimile No.:  (212) 816-0270".

            The Borrower represents and warrants to the Program Agent, the Conduit Lender, the Secondary Lender and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 2 and Assignment, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects, and (ii) no Default or Event of Default shall have occurred and be continuing.

            All references to the Credit Agreement or any other Program Document on and after the date hereof shall be deemed to refer to the Credit Agreement and to such Program Documents as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement and the other Program Documents, as amended hereby, are in full force and effect.

            This Agreement of Amendment No. 2 and Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            THIS AGREEMENT OF AMENDMENT NO. 2 AND ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC.,              CITIBANK, N.A.,
as Program Agent and Assignor              as Secondary Lender and Assignee

By:    /s/ Susan M. Olsen                  By:    /s/ Susan M. Olsen
    -------------------------------            ----------------------------
   Name:  Susan M. Olsen                       Name:  Susan M. Olsen
   Title:  Vice President                      Title:  Vice President

CIESCO, LLC,                               INVESCO VAN KAMPEN SENIOR LOAN FUND,
as Conduit Lender                          as Borrower

By: Citibank, N.A., as
      Attorney-in-Fact

By:    /s/ Susan M. Olsen                  By:   John M. Zerr
    -------------------------------            ----------------------------
    Name:  Susan M. Olsen                      Name: John M. Zerr
    Title:  Vice President                     Title:

STATE STREET BANK AND TRUST COMPANY,       INVESCO ADVISERS, INC.,
as Direct Lender                           as Adviser

By:   /s/ Janet B. Nolin                   By:    John M. Zerr
    -------------------------------            ----------------------------
    Name: Janet B. Nolin                       Name: John M. Zerr
    Title: Vice President                      Title:

                                                                         ANNEX A
                                                       TO AGREEMENT OF AMENDMENT
                                                            NO. 2 AND ASSIGNMENT

                                                                    SCHEDULE III

                              LIST OF ADVANCE RATES

RATING CATEGORIES                                                               PERCENTAGE
-------------------------------------------------------------------             ----------
1. Cash                                                                            100%

2. Assets which are Eligible Government Securities and which mature                100%
   in one (1) day

3. Assets which are Eligible Government Securities and which mature                 90%
   in one (1) year or less, but more than one (1) day

4. Assets which are Eligible Government Securities and which mature                 88%
   in two (2) years or less, but more than one (1) year

5. Assets which are Eligible Government Securities and which mature                 86%
   in three (3) years or less, but more than two (2) years

6. Assets which are Eligible Government Securities and which mature                 84%
   in five (5) years or less, but more than three (3) years

7. Eligible Commercial Paper Notes                                                  90%

8. Class A Loan Assets                                                              75%

9. Class B Loan Assets                                                              65%